                                                Filed Pursuant to Rule 424(b)(5)
                                                           File Number 333-50269


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 29, 1998

                                 $200,000,000

                                THE KROGER CO.

               PUTTABLE RESET SECURITIES PURSSM DUE JULY 1, 2010

  Interest on the Puttable Reset Securities PURSSM due July 1, 2010 (the "Bonds") of The Kroger Co. (the "Company") is payable semiannually on January 1 and July 1 of each year, commencing January 1, 1999. From and including June 26, 1998 to but excluding July 1, 2000, interest on the Bonds will accrue at an annual rate equal to 6%. On July 1, 2000 (the "Reset Date"), the interest rate may be reset at a fixed rate determined by the Calculation Agent on the basis of certain bids to be requested from reference dealers, as described below. See "Description of Bonds--Interest" and "--Reset of Interest Rate."

  On the Reset Date, J.P. Morgan Securities Inc. (the "Call Option Holder") will have the right to purchase all of the outstanding Bonds (in whole and not in part) from the holders, at a price equal to 100% of the principal amount of the Bonds purchased. If the Call Option Holder does not exercise its Call Option, then the Company will repurchase from each holder on the Reset Date all of the holder's Bonds, at a price equal to 100% of the principal amount of the Bonds repurchased, unless the holder elects to retain them by notifying the Trustee in the required manner. In all cases, the Company will remain obligated to pay accrued and unpaid interest on the Bonds on the Reset Date. These purchase rights and obligations are subject to the requirements and exceptions described in this document. See "Description of Bonds--Call Option" and "--Put Option." The Bonds will not be entitled to any sinking fund, but they will be redeemable at the option of the Company at any time after the Reset Date as more particularly described in this Prospectus Supplement.

  The Bonds will be represented by one or more global Bonds registered in the name of a nominee of The Depository Trust Company ("DTC" or the "Depositary"). Beneficial interests in the global Bonds will be shown on, and transfers will be effected only through, records maintained by DTC and its participants. Except as described in this document, Bonds in definitive form will not be issued. See "Description of Bonds--Global Securities."

  Settlement for the Bonds will be made in immediately available funds. The Bonds will trade in DTC's settlement system until maturity and secondary market trading activity in the Bonds therefore will settle in immediately available funds.
                               ----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
    PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT  OR
     THE PROSPECTUS  TO  WHICH  IT  RELATES.  ANY  REPRESENTATION  TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                                     INITIAL PUBLIC   UNDERWRITING  PROCEEDS TO
                                    OFFERING PRICE(1) DISCOUNT(2)  COMPANY(1)(3)
                                    ----------------- ------------ -------------
Per Bond...........................      99.868%         0.250%      102.309%
Total..............................   $199,736,000      $500,000   $204,618,000

--------
(1) Plus accrued interest, if any, from June 26, 1998.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $175,000 payable by the Company. The proceeds to the Company include an amount equal to 2.691% of the Bonds, which will be paid by the Call Option Holder in consideration of the Call Option it will have with respect to the Bonds.
                               ----------------
  The Bonds are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Bonds are expected to be ready for delivery in book-entry form only through the facilities of DTC in New York, New York on or about June 26, 1998, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                           CITICORP SECURITIES, INC.
                                                              J.P. MORGAN & CO.

           The date of this Prospectus Supplement is June 23, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE BONDS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH BONDS, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THIS OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus Supplement:

    1. Annual Report on Form 10-K for the fiscal year ended December 27,
  1997;

    2. Quarterly Report on Form 10-Q for the quarter ended March 21, 1998;
  and

    3. Reports on Form 8-K dated January 22, 1998, February 25, 1998, April 15, 1998, May 6, 1998, and May 11, 1998.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the Registration Statement on Form S-3 relating to the offering of the Bonds (the "Registration Statement") and prior to the termination of the offering of the Bonds shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement and the accompanying Prospectus and the Registration Statement of which it is part to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or such Prospectus and Registration Statement.

  The Company will provide without charge to each person, including a beneficial owner, to whom a copy of this Prospectus Supplement and accompanying Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202, Attention: Paul W. Heldman, (513) 762-4000.

                                USE OF PROCEEDS

  The Company will apply the net proceeds from the sale of the Bonds and Call Option, estimated to be approximately $204.4 million, plus accrued interest, if any, from June 26, 1998, to repay amounts outstanding under the Five-Year Credit Agreement and the 364-Day Credit Agreement, both dated as of May 28, 1997, and among the Company and the banks party thereto (collectively, the "Credit Agreement"). From time to time, the Company expects to use borrowings under the Credit Agreement to repurchase or redeem outstanding indebtedness of the Company, or for other general corporate purposes. Amounts borrowed under the Credit Agreement bear interest as described in the Credit Agreement, a copy of which is filed with the Company's Report on Form 8-K dated June 2, 1997, incorporated by reference in the Prospectus. Borrowings under the Credit Agreement were used for general corporate purposes, including the repurchase of outstanding indebtedness. See "Underwriting."

               PURSSM IS A SERVICE MARK OF GOLDMAN, SACHS & CO.

                             DESCRIPTION OF BONDS

  The Bonds constitute a separate series of the Debt Securities described in the accompanying Prospectus. Reference should be made to the Prospectus for a detailed summary of certain additional provisions of the Bonds. The description of the Bonds in this Prospectus Supplement supplements the description of the Debt Securities contained in the Prospectus. If the descriptions contained in these documents are inconsistent, this Prospectus Supplement controls. The Bonds will be issued under an Indenture dated as of May 1, 1998 as amended by the First Supplemental Indenture dated as of May 11, 1998 and the Second Supplemental Indenture dated as of June 26, 1998 (the "Indenture") between the Company and Star Bank, National Association as Trustee (the "Trustee"). Certain defined terms in the Indenture are capitalized herein. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the Indenture.

GENERAL

  The Bonds will mature on July 1, 2010 (the "Final Maturity") but are subject to earlier repurchase by the Company as described in "--Put Option" below. The Bonds also will be redeemable, in whole or in part, at the option of the Company at any time after the Reset Date as described in "--Optional Redemption" below. The Bonds are not otherwise subject to redemption and are not entitled to the benefit of any sinking fund. The Bonds are also subject to purchase by the Call Option Holder as described in "--Call Option" below. The aggregate principal amount of the Bonds is limited to $200,000,000, but the Indenture does not limit the amount of other Debt Securities that may be issued by the Company. The Bonds will be unsecured, general obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  If any interest, principal or other payment to be made in respect of the Bonds (including any payment pursuant to the Call Option or any Put Option described below) would otherwise be due on a day that is not a Business Day (as defined below), payment may be made on the next succeeding day that is a Business Day, with the same effect as if payment were made on the due date. "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York City or Cincinnati, Ohio are authorized or obligated by law to close. "Market Day," as used below, means a Business Day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.

  The Company has agreed with the Call Option Holder, as holder of the Call Option (as defined below), that, notwithstanding any provision to the contrary set forth in the Indenture, the Company will not cause or permit the terms or provisions of the Bonds (or the Indenture, as it relates to the Bonds) to be modified in any way, and may not make open market or other purchases of the Bonds except pursuant to the Put Option or in certain limited circumstances, without the prior written consent of the Call Option Holder.

  The Bonds will be issued in fully registered form in denominations of, and integral multiples of, $1,000. The Bonds will initially be issued in global form. See "--Global Securities."

INTEREST

  Interest will accrue on the principal amount of each Bond at the applicable rate described below, from and including June 26, 1998 (the "Original Issue Date") to but excluding the date on which the principal amount is paid in full. Interest accrued on each Bond will be payable in arrears on January 1 and July 1 of each year, commencing on January 1, 1999, in each case to the holder of record of the Bond on the December 15 or June 15 next preceding the interest payment date (each an "Interest Payment Record Date"). The Interest Payment Record Date will differ from the record date for the exercise of the Call Option and Put Option described below.

  From and including the Original Issue Date to but excluding July 1, 2000, interest will accrue at an annual rate equal to 6%.

  On the Reset Date the interest rate on the Bonds will be reset so as to equal a fixed rate determined as described under "--Reset of Interest Rate" below. Notwithstanding the foregoing, the interest rate on a particular Bond will not be reset on the Reset Date if the Company is obligated to repurchase such Bond on such date, and a reset scheduled to occur on the Reset Date may not occur because of a Market Disruption Event or a Failed Remarketing. See "--Reset of Interest Rate" below.

CALL OPTION

  The Call Option Holder (or any successor firm) may purchase all of the outstanding Bonds (in whole and not in part) from the holders on the Reset Date (such right, the "Call Option") at a price equal to 100% of the principal amount of Bonds purchased (the "Face Value") and subject to the Call Option Holder giving notice of its intention to purchase the outstanding Bonds as described below (a "Call Notice"). In addition, the Company will remain obligated to pay all accrued and unpaid interest on the Bonds. Interest that becomes payable on the Reset Date will be payable by the Company to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and the Indenture.

  To exercise the Call Option, the Call Option Holder must give a Call Notice to the holders of outstanding Bonds no later than the tenth Market Day prior to the Reset Date, in the manner described under "--Certain Notices" below. In the event a Call Notice is duly given, each holder will be obligated to sell to the Call Option Holder, and the Call Option Holder will be obligated to purchase from each holder, at the Face Value on the Reset Date, the Bonds held by the holder on the Reset Date. Such sale and purchase will be effected through the facilities of DTC, with each holder being deemed to have automatically tendered its Bonds for sale to the Call Option Holder on the Reset Date in accordance with applicable DTC procedures. Each holder's automatic tender of Bonds will be subject to the holder's receipt of payment of the Face Value of the Bonds from the Call Option Holder on the Reset Date. Until purchased or paid by the Company, the Bonds will remain outstanding notwithstanding any exercise of the Call Option by the Call Option Holder. See "--Settlement on Exercise of Put and Call Options."

  If the Call Option is exercised, all Bonds outstanding on the Reset Date will be subject to purchase by the Call Option Holder as described above. This will be the case for every holder (and every beneficial owner) of Bonds outstanding on the Reset Date, including those who acquire an interest in the Bonds after the Call Notice is given or who are otherwise unaware that the Call Notice has been given.

  Upon the occurrence of an Event of Default (as defined in the Indenture) and in certain other circumstances, the Call Option Holder shall be entitled to demand that the Company pay to the Call Option Holder an amount equal to the fair market value of the Call Option (the "Termination Amount").

PUT OPTION

  If the Call Option Holder does not exercise the Call Option, each holder of outstanding Bonds may require the Company to repurchase all of the holder's Bonds (in whole and not in part) on the Reset Date (such right, its "Put Option") at a price equal to 100% of the principal amount of the Bonds repurchased (the "Put Price"), in the circumstances described in the next paragraph. The accrued and unpaid interest on the repurchased Bonds that becomes payable on the Reset Date will be payable by the Company to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and the Indenture. If for any reason payment of the Put Price is not made when due, the accrued interest from the Reset Date to the date payment is made would be payable by the Company as part of the Put Price.

  On the Reset Date, each holder will be deemed to have exercised its Put Option automatically for the full principal amount of the Bonds held by such holder on the Reset Date unless either (x) the Call Option Holder has duly given a Call Notice or (y) if the Call Option Holder does not exercise the Call Option, (i) no later than 10:00 A.M. (New York City time) on the seventh Market Day prior to the Reset Date, the holder gives notice to the Trustee that the holder elects not to sell any of its Bonds to the Company on the Reset Date (a "Hold Notice") and (ii) the notice is effective under the 10% Requirement described in the next paragraph. A Hold Notice must be given in the manner described under "Certain Notices" below. Consequently, with respect to each holder, if a Call Notice is not duly given by the Call Option Holder and an effective Hold Notice is not duly given by the holder, the Company will be obligated to repurchase from the holder, and the holder will be obligated to sell to the Company, at the Put Price on the Reset Date, the Bonds held by the holder on the Reset Date. Such sale and purchase will be effected through the facilities of DTC, with each holder who has not given an effective Hold Notice being deemed to have automatically tendered its Bonds for sale to the Company on the Reset Date in accordance with applicable DTC procedures. Notwithstanding the foregoing, all holders will be deemed to have exercised their Put Options and may not continue to hold the Bonds by giving a Hold Notice if (i) the Company is required to pay the Call Option Holder the Termination Amount, (ii) the Company is obligated to repurchase the Bonds in connection with the failure of the Call Option Holder to pay the Face Value of the Bonds on the Reset Date as described under "--Settlement on Exercise of the Put and Call Options" below, or (iii) the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the Calculation Date. See "--Call Option" above and "--Settlement on Excercise of the Put and Call Options" and "--Reset of Interest Rate" below. If the Company is obligated to purchase any Bonds pursuant to the Put Option, the Bonds subject to purchase will remain outstanding until the Put Price (and accrued interest) in respect thereof has been paid. See "--Settlement on Exercise of Put and Call Options."

  Notwithstanding the foregoing, no Hold Notice will be effective unless Hold Notices are duly given with respect to at least 10% of the principal amount of the Bonds outstanding. The provision described in this paragraph is called the "10% Requirement." If any holder gives a Hold Notice to the Trustee when the 10% Requirement has not been satisfied, the Trustee will give written notice of that fact (a "10% Requirement Notice") to the holder and the Company not later than the close of business on the seventh Market Day before the Reset Date, in the manner described under "--Certain Notices" below.

RESET OF INTEREST RATE

  The interest rate on each Bond will be reset on the Reset Date, unless the Company is obligated to repurchase the Bond on such date pursuant to the holder's Put Option or in connection with the failure of the Call Option Holder to pay the Face Value of the Bonds on the Reset Date as described under "--Settlement on Exercise of the Put and Call Options" below. Consequently, the interest rate on an outstanding Bond will be reset on the Reset Date if either of the following occurs: (x) the Call Option Holder elects to purchase all of the outstanding Bonds on the Reset Date pursuant to the Call Option and so purchases the outstanding Bonds or (y) the Call Option Holder does not elect to do so, the holder elects not to exercise its Put Option by giving the Trustee a Hold Notice and the Hold Notice is effective under the 10% Requirement. Notwithstanding the foregoing, reset of the interest rate is subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below and the termination of the Call Option at the election of the Call Option Holder as described under "--Call Option" above.

  The Company has initially appointed the Call Option Holder as its agent for the purpose of resetting the interest rate (such agent or any successor agent, the "Calculation Agent"). If the interest rate is to be reset on the Reset Date, the Calculation Agent will effect the reset as follows.

  Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the Calculation Date (as defined below), the Calculation Agent will request each of the following financial institutions to participate as a reference dealer in accordance with the terms described below: Goldman, Sachs & Co., Citicorp Securities, Inc., and J.P. Morgan Securities Inc., or their respective successors; provided, however, that if any of the foregoing cease to be a leading dealer of publicly-traded debt securities of the Company in New York City (a "Primary Dealer") or are unwilling to act as a reference dealer, the Calculation Agent shall substitute therefor another Primary Dealer (the "Reference Dealers"). If the Call Option Holder has exercised the Call Option and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to the Call Option Holder) that, if it is selected as the Final Dealer (as defined below), it will purchase from the Call Option Holder on the Calculation Date for settlement on the Reset Date and at the Final Offer Price (as defined below), its Pro Rata (as defined below) portion of the Bonds that the Call Option Holder purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date as described below. For each Reference Dealer, the Calculation Agent will request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

  On the sixth Market Day prior to the Reset Date (the "Calculation Date"), the Calculation Agent will undertake the following actions to calculate a fixed rate at which interest will accrue on the Bonds from and including the Reset Date to but excluding the Final Maturity (such period, the "Reset Period"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing New York City time, and each notice will be given telephonically and will be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent will use reasonable efforts to adhere to these times.

  (a) At 12:00 P.M., the Calculation Agent will:

    (i) determine (or obtain from the Call Option Holder, if the Call Option Holder has exercised the Call Option) the approximate ten-year U.S. Treasury bond yield at or about such time, which will be expressed as a percentage (the "Designated Treasury Yield") and will be based on the then-current, ten-year U.S. Treasury bond (the "Designated Treasury Bond");

    (ii) calculate and provide to the Reference Dealers, on a preliminary basis, a hypothetical price at which the Bonds might be offered for sale to a Reference Dealer on the applicable Reset Date (the "Offer Price"). The Offer Price will be expressed as a percentage of the principal amount of the Bonds and will equal 100% plus the Margin (as defined below), if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin, if the Treasury Rate Difference is negative. The Margin will also be expressed as a percentage of the principal amount of the Bonds outstanding and will equal the present value of the absolute value of the Treasury Rate Difference applied to twenty semi-annual periods (i.e., ten years), discounted at the Designated Treasury Yield divided by two. The "Treasury Rate Difference" means the percentage (which may be positive or negative) equal to (x) 5.50% (the "Initial Treasury Yield") minus (y) the Designated Treasury Yield; and

    (iii) request each Reference Dealer to provide to the Calculation Agent, when notified of the Final Offer Price as described in paragraph (b) below, a firm bid, expressed as a percentage representing an interest rate spread over the Designated Treasury Yield (the "Spread"), at which such Reference Dealer would be willing to purchase on the Calculation Date for settlement on the Reset Date, at the Final Offer Price, all of the Bonds then outstanding. Each such firm bid is to be given on an "all-in" basis and is to remain open for at least 30 minutes after it is given.

  (b) At 12:30 P.M., the Calculation Agent will determine (or obtain from the Call Option Holder, if the Call Option Holder has exercised the Call Option) the Designated Treasury Yield on a final basis, and calculate and provide to the Reference Dealers the Offer Price on a final basis (the "Final Offer Price") and request each Reference Dealer to submit its bid immediately as described in clause (a)(iii) above. If the Calculation Agent receives at least two bids, the following will occur:

    (i) the Reference Dealer providing the bid representing the lowest all-in Spread (the "Final Spread") will be the "Final Dealer"; provided that if more than one Reference Dealer has provided a bid representing the lowest all-in Spread (a "Qualifying Reference Dealer"), the Calculation Agent will so notify each Qualifying Reference Dealer and each Qualifying Reference Dealer will have the opportunity immediately thereafter to submit a second firm bid in the manner and on the terms specified in clause (a)(iii) above, and the Qualifying Reference Dealer providing the bid representing the lowest all-in Spread will be the Final Dealer and if more than one Qualifying Reference Dealer has provided a bid representing the lowest all-in Spread, each of such Qualifying Reference Dealers will be a Final Dealer;

    (ii) if the Call Option Holder has exercised the Call Option, each Final Dealer will be obligated to purchase from the Call Option Holder at the Final Offer Price, for settlement on the Reset Date, its Pro Rata portion of the Bonds that the Call Option Holder purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date (assuming that the interest rate on the Bonds will be reset so as to equal the Adjusted Rate (as defined below) during the Reset Period) (as used herein "Pro Rata" shall mean the amount equal to the outstanding principal amount of the Bonds that the Call Option Holder purchases pursuant to the Call Option divided by the number of Final Dealers); as described below, no Final Dealer will be obligated to purchase any Bonds if the Call Option Holder has not exercised the Call Option;

    (iii) the Calculation Agent will calculate and provide to the Company the "Adjusted Rate," which will be the semi-annual, bond-equivalent, fixed interest rate on the Bonds required to produce, during the Reset Period, a semi-annual, bond-equivalent yield on the Bonds that equals the sum of the Final Spread plus the final Designated Treasury Yield, assuming that the Bonds are purchased on the Reset Date at the Final Offer Price; and

    (iv) the interest rate on the Bonds will be adjusted so as to equal the Adjusted Rate, effective from and including the Reset Date to but excluding the Final Maturity. If the Call Option Holder has not exercised the Call Option and any holder gives an effective Hold Notice to the Trustee, the Company will promptly give written notice of the Adjusted Rate to the holder.

As indicated above, all determinations regarding the Designated Treasury Yield and the Designated Treasury Bond as described in clause (a)(i) and the first sentence of clause (b) above will be made by the Call Option Holder if another party is acting as the Calculation Agent, unless the Call Option Holder has elected not to exercise the Call Option in which case such determinations will be made as necessary by the Calculation Agent.

  If the Calculation Agent determines that, on the Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or
(y) fewer than two Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to the Call Option Holder substantially as described above (a "Failed Remarketing"), the steps contemplated above will be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least two Reference Dealers have provided bids pursuant to participation agreements satisfactory to the Call Option Holder substantially as contemplated above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the Calculation Date, then the Call Option Holder will be deemed not to have exercised the Call Option, all holders will be deemed to have exercised their Put Options and the Company will repurchase all the Bonds from the holders on the Reset Date at the Put Price (and will pay the Call Option Holder an amount equal to the Margin, if the Treasury Rate Difference is positive). In these circumstances, the holders of the Bonds may not continue to hold the Bonds by giving a Hold Notice. The Calculation Agent will notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company will give notice to the holders that the Bonds will be repurchased by the Company from the holders on the Reset Date at the Put Price, no later than the second Market Day prior to the Reset Date in the manner described under "-- Certain Notices" below. If at any time the Call Option Holder is not acting as Calculation Agent, then the determinations and notice to the Company described in this paragraph will be made and given by the Call Option Holder unless the Call Option Holder does not exercise the Call Option, in which case such determinations and notice will be made and given by the Calculation Agent.

  "Market Disruption Event" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

  There is no assurance that the Calculation Agent will receive at least two qualifying bids from Reference Dealers in connection with the Reset Date. All determinations regarding Market Disruption Events and Failed Remarketings, including whether or not any event has occurred or is continuing, will be made by the Calculation Agent (or the Call Option Holder, as applicable) in its sole discretion.

  If the Call Option Holder has not exercised the Call Option, the Final Dealer will not be obligated to purchase Bonds from any holder, and no holder will be obligated to sell Bonds to the Final Dealer. Consequently, in deciding whether to give a Hold Notice, holders should not assume that any dealer will be prepared to purchase their Bonds at the Final Offer Price or otherwise.

  All determinations made by the Calculation Agent (or the Call Option Holder) regarding the matters described above will be final, conclusive and binding on all concerned absent manifest error. To the extent permitted by law, no determination made by the Calculation Agent (or the Call Option Holder) regarding the matters described herein shall give rise to any liability on the part of the Calculation Agent (or the Call Option Holder), the Trustee or the Company.

SETTLEMENT ON EXERCISE OF THE PUT AND CALL OPTIONS

  If the Call Option is exercised, then, on the Reset Date, all beneficial interests in the Bonds will be transferred to a DTC account designated by the Call Option Holder. The transfers will be made automatically, without any action on the part of any beneficial owner, by book entry through DTC. The Call Option Holder will be obligated to make payment of the Face Value of the Bonds to DTC, for credit to the accounts of the DTC participants through which beneficial interests in the Bonds are held, by the close of business on the Reset Date. Each transfer will be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable DTC procedures. If the Call Option Holder fails to pay the Face Value of the Bonds on the applicable Reset Date, the Call Option will be deemed not to have been exercised and the Put Option will be deemed to have been exercised with respect to all of the outstanding Bonds. In these circumstances, the holders of the Bonds may not continue to hold the Bonds by giving an effective Hold Notice, and the Company will be obligated to pay, not later than two Business Days following the Reset Date, the Put Price for the Bonds (plus accrued interest from the Reset Date to, but excluding, the date payment is made), with settlement occurring as described in the next paragraph. In any event, the Company will remain obligated to make payment of accrued and unpaid interest due on the Bonds, with interest payable on the Reset Date being payable to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and in the Indenture. Failure by the Call

Option Holder to pay the Face Value of the Bonds on the Reset Date will not constitute an Event of Default under and as defined in the Bonds or the Indenture.

  If the Put Option is exercised, then, on the Reset Date, all beneficial interests in the Bonds to be purchased will be transferred to a DTC account designated by the Company. The transfers will be made automatically, without any action on the part of any beneficial owner, by book entry through DTC. The Company will be obligated to make payment of the Put Price of the relevant Bonds to DTC, for credit to the accounts of the DTC participants through which beneficial interests in these Bonds are held, by the close of business on the Reset Date. Each transfer will be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable DTC procedures. If the Company fails to pay the Put Price of the relevant Bonds on the Reset Date, accrued interest from the Reset Date to the date the payment is made will be payable as part of the Put Price. With respect to all the Bonds, whether or not purchased pursuant to the Put Option, the Company will remain obligated to make payment of accrued and unpaid interest due on the Bonds, with interest payable on the Reset Date being payable to the holders of record on the corresponding Interest Payment Record Date, as provided in the Bonds and in the Indenture.

  The transactions described above will be executed on the Reset Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and the Bonds delivered by book entry as necessary to effect the purchases and sales thereof. The transactions will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

  The settlement procedures described above, including those for payment for and delivery of Bonds purchased by the Call Option Holder or the Company on the Reset Date, may be modified, notwithstanding any contrary terms of the Indenture, to the extent required by DTC or, if any Bonds are issued in non-book-entry form, to the extent required to facilitate these transactions in Bonds in certificated form. In addition, the Call Option Holder and the Company may, notwithstanding any contrary terms of the Indenture, modify the settlement procedures referred to above in order to facilitate the settlement process.

  Under the terms of the Bonds, the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Bonds in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Bonds in book-entry form and (ii) it will waive any discretionary right it otherwise may have under the Indenture to cause the Bonds to be issued in certificated form.

  For further information with respect to payments, transfers and settlement through DTC, see
"--Global Securities" below.

OPTIONAL REDEMPTION

  The Bonds will be redeemable, in whole or in part, at the option of the Company at any time after the Reset Date at a redemption price equal to the greater of (i) 100% of the principal amount of such Bonds or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 12.5 basis points plus, in each case, accrued interest thereon to the date of redemption.

  "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

  "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Bonds to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions thereof called for redemption.

COVENANTS

  The Indenture provides that the following covenants will be applicable to the Company:

    Limitations on Liens. The Company covenants that, so long as any Bonds remain outstanding, it will not, and will not permit any Restricted Subsidiary (as defined below) to issue, assume or guarantee any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing) (each a "lien") upon any Operating Property or Operating Asset, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary without effectively providing that the Bonds (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Bonds) shall be equally and ratably secured by a lien on such assets ranking ratably with or equal to (or at the Company's option prior to) such secured Indebtedness, except that the foregoing restriction shall not apply to (a) liens on any property or assets of any corporation existing at the same time such corporation becomes a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries; (b) liens on any property or assets (including stock) existing at the time of acquisition thereof, or to secure the payment of the purchase price of such property or assets, or to secure indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing the purchase price of such property or of improvements or construction thereon or attaching to property substituted by the Company to obtain the release of a lien on other property of the Company on which a lien then exists, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operations at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)) provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries; (c) liens securing indebtedness owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (d) liens on any property or assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;
  (e) liens on any property or assets of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or in favor of any other country or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing); (f) liens existing on properties or assets of the Company or any Restricted Subsidiary existing on the date hereof; provided that such liens shall secure only those obligations which they secure on the date hereof or any extension, renewal or replacement thereof; (g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (f), inclusive; (h) certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or certain liens arising out of governmental contracts; (i) certain pledges, deposits or liens made or arising under worker's compensation or similar legislation or in certain other circumstances; (j) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards;
  (k) liens for certain taxes or assessments, landlord's liens, mechanic's liens and liens and charges incidental to the conduct of the business, or the ownership of the property or assets of the Company or of a Restricted Subsidiary, which were not incurred in connection with the borrowing of money and which do not in the opinion of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such property or assets for the purposes thereof; or (l) liens not permitted by the foregoing clauses (a) to (k), inclusive, if at the time of and after giving effect to, the creation or assumption of such liens, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by all liens not so permitted by the foregoing clauses (a) through (k), inclusive, together with the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions permitted by clause (a) under "Limitation on Sale and Lease-Back Transactions" below, does not exceed 10% of Consolidated Net Tangible Assets (as defined below).

    Limitation on Sale and Lease-Back Transactions. So long as any Bonds under the Indenture are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, including renewal rights, for not more than three years and leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such person (a "Sale and Lease-Back Transaction") unless (a) the Company or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the Operating Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Bonds pursuant to the provisions described under "Limitations on Liens" above, or (b) the proceeds of the sale of the Operating Property or Operating Assets to be leased are at least equal to their fair market value and an amount in cash equal to the net proceeds is applied, within 180 days of the effective date of such transactions to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement, repurchase, redemption or repayment (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Company or any Restricted Subsidiary) of Bonds or of Funded Indebtedness (as defined below) of the Company ranking on a parity with or senior to the Bonds, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary, provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired. The foregoing restriction shall not apply to, in the case of any Operating Property or Operating Assets acquired or constructed subsequent to the date eighteen months prior to the date of the Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Transaction within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).

DEFINITIONS

  "Attributable Debt" means in connection with a Sale and Lease-Back Transaction the total net amount of rent required to be paid during the remaining primary term of such lease, discounted at a rate per annum equal to the interest rate on the Bonds, calculated in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges.

  "Capital Lease" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

  "Consolidated Net Tangible Assets" means, for the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short-term bank Indebtedness, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

  "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date as of which the determination is made, including (i) any Indebtedness having a maturity of 12 months or less but by its terms being renewable or extendible at the option of the borrower beyond 12 months from such date of determination and (ii) rental obligations payable more than 12 months from such date under Capital Leases (such rental obligations to be included as Funded Indebtedness at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Indebtedness at the amount so capitalized).

  "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary.

  "Operating Property" means all real property and improvements thereon owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by written resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

  "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. "Non-Restricted Subsidiary" means any Subsidiary that the Company's Board of Directors has in good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other Non-Restricted Subsidiaries, to the business of the Company and its consolidated Subsidiaries taken as a whole.

  "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company and/or one or more Subsidiaries or (ii) any partnership of which more than 50% of the partnership interest is owned by the Company or any Subsidiary.

  The covenants applicable to the Bonds would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving the Company or in the event of a material adverse change in the Company's financial condition or results of operation, and the Bonds do not contain any other provisions that are designed to afford protection in the event of a highly leveraged transaction involving the Company.

MERGER AND CONSOLIDATION

  The Indenture provides that the Company will not merge or consolidate with any corporation, partnership or other entity and will not sell, lease or convey all or substantially all its assets to any entity, unless the Company shall be the surviving entity, or the surviving entity or the successor entity that acquires all or substantially all the assets of the Company shall be a corporation or partnership organized under the laws of the United States or a State thereof or the District of Columbia and shall expressly assume all obligations of the Company under the Indenture and the Bonds issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company or such successor entity shall not be in default in the performance of the covenants and conditions of the Indenture to be performed or observed by the Company.

EVENTS OF DEFAULT

  The "Events of Default" with respect to the Bonds will consist of the events set forth in clauses (a) through (e) as described in the first paragraph under "Description of Debt Securities--Events of Default and Notice Thereof" in the Prospectus, except that the dollar amount in clause (d) thereof is increased to $50,000,000.

DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

  Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of the Bonds which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or U.S. Government Obligations (as defined in the Indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on the Bonds.

  The Indenture provides that, if applicable, the Company shall be released from its obligations under Section 501(4) (in respect of the covenants in Sections 1008 through 1010), Section 801 and Sections 1008 through 1010, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the Bonds on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Bonds. The obligations of the Company under the Indenture and the Bonds other than with respect to the covenants referred to above and the Events of Default other than the Event of Default for which defeasance has occurred shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent for such action have been complied with (Section
1303).

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Bonds will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next day funds. In contrast, the Bonds will trade in the Depositary's same-day funds settlement system until maturity, and secondary market trading activity in the Bonds will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Bonds.

THE TRUSTEE

  Star Bank, National Association, is the Trustee under the Indenture. In the performance of its duties, the Trustee is entitled to indemnification for any act which would involve it in expense or liability and will not be liable as a result of any action taken in connection with the performance of its duties except for its own gross negligence or default. The Trustee is protected in acting upon any direction or document reasonably believed by it to be genuine and to be signed by the proper party or parties or upon the opinion or advice of counsel. The Trustee may resign upon written notice to the Company as provided in the Indenture. The Trustee may acquire obligations of the Company for its own account. The Trustee performs certain banking and other services for the Company, and is a Lender under the Credit Agreement.

GLOBAL SECURITIES

  Upon original issuance, the Bonds will be represented by one or more global securities (the "Global Securities") having an aggregate principal amount equal to that of the Bonds represented thereby. Each Global Security will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., a nominee of the Depositary. The Global Securities will bear legends regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for by the Indenture.

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Notwithstanding any provision of the Indenture or the Bonds described herein, no Global Security may be exchanged in whole or in part for Bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of the Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Security or has ceased to be qualified to act as such as required pursuant to the Indenture or (ii) there shall have occurred and be continuing an Event of Default with respect to the Bonds, or except as the Company may request in order to facilitate the purchase of the Bonds or any portion thereof by the Call Option Holder pursuant to the Call Option or by the Company pursuant to the Put Option (provided that, after consummation of any such purchase pursuant to the Call Option, the Bond or portion so purchased may be reissued in the form of a Global Security). All Bonds issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

  As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Bonds represented thereby for all purposes under the Bonds and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Bonds represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Bonds in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Bonds represented thereby for any purpose under the Bonds or the Indenture. All payments of principal of and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

  Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Bonds represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). The Company expects that the Depositary, upon receipt of any payments of principal or interest in respect of a Global Security, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Payments, transfers, exchanges, notices and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee, the Calculation Agent (or the Call Option Holder) or any of their respective agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments or notices on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CERTAIN NOTICES

  With respect to any Bonds represented by a Global Security, Call Notices, 10% Requirement Notices and any other notices to be given to the holders of the Bonds will be deemed to have been duly given to the holders when given to DTC, or its nominee, in accordance with DTC's policies and procedures. The Company believes that DTC's practice is to inform its participants of any such notice it receives, in accordance with its policies and procedures. Persons who hold beneficial interests in the Bonds through DTC or its direct or indirect participants may wish to consult with them about the manner in which notices and other communications relating to the Bonds may be given and received through the facilities of DTC. Neither the Company, the Calculation Agent (nor the Call Option Holder) nor the Trustee will have any responsibility with respect to those policies and procedures or for any notices or other communications among DTC, its direct and indirect participants and the beneficial owners of the Bonds in global form.

  With respect to any Bonds not represented by a Global Security, Call Notices, 10% Requirement Notices and any other notices to be given to the holders of the Bonds will be deemed to have been duly given to the holders upon the mailing of such notices to the holders at their respective addresses as they appear on the Bond register maintained by the Company or its agent as of the close of business preceding the day notice is given.

  Neither the failure to give any notice nor any defect in any notice given to a particular holder will affect the sufficiency of any notice given to another holder.

  Hold Notices may be given by a holder to the Trustee only by facsimile transmission or by mail and MUST ACTUALLY BE RECEIVED by the Trustee at the following address no later than 10:00 A.M., Cincinnati, Ohio time, on the seventh Market Day prior to the Reset Date:

  Star Bank, National Association
  425 Walnut Street, P.O. Box 1118
  Cincinnati, Ohio 45201-1118
  Attention: Corporate Trust Administration
  Facsimile no.: (513) 632-5511

Hold Notices may be given with respect to a Bond only by the registered holder of the Bond. Therefore, in the case of any beneficial interest in a Bond represented by a Global Security, a Hold Notice must be given by DTC or its agent, and any owner of a beneficial interest that wants a Hold Notice to be given with respect to the interest will need to make arrangements with DTC and/or the applicable direct or indirect participants for the notice to be given in a timely manner.

                     U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain of the U.S. federal income tax consequences of ownership of a Bond by a Holder (as defined below). It does not deal with all aspects of the tax consequences of ownership of Bonds, however, or with special classes of holders (including, but not limited to, financial institutions, dealers in securities or currencies, traders in securities which elect mark-to-market accounting, insurance companies, tax-exempt investors, U.S. expatriates, non-U.S. persons, persons who hold Bonds as part of a "straddle," "hedge," "conversion" or other "integrated" transaction other than by reason of the Put Option or the Call Option, and persons whose functional currency is not the U.S. dollar). Further, this discussion applies only to Bonds purchased by a Holder directly from the Company on original issue for an amount equal to the "issue price" of the Bonds (i.e., the first price at which a substantial amount of the Bonds are sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and which are held as "capital assets" within the meaning of
Section 1221 of the Code. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, current administrative pronouncements of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change or differing interpretation at any time, possibly with retroactive effect.

  As used herein, the term "Holder" means a beneficial owner of a Bond that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organized in or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if, in general, a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has authority to control all substantial decisions of the trust.

  The U.S. federal income tax treatment of the Bonds is uncertain. No debt instrument closely comparable to the Bonds has been the subject of any Treasury regulation, ruling or judicial decision. No ruling has been or will be requested from the Internal Revenue Service ("IRS") with respect to the treatment of the Bonds, and no assurance can be given that the IRS or a court will agree with the discussion herein of the tax consequences of a Holder's ownership of Bonds.

  ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, OF PURCHASING, OWNING AND SELLING BONDS, AND ANY UNCERTAINTIES CONCERNING THESE CONSEQUENCES.

  Although there is no specific authority concerning the U.S. federal income tax treatment of the Bonds, and the matter is not free from doubt, it would be reasonable for a Holder to account for interest income and gain from ownership of a Bond as if the Holder had purchased, for an amount equal to the issue price of the Bonds, a debt obligation that pays interest at a single fixed rate equal to the fixed rate set forth on the cover page and that matures on the Reset Date. Under this approach, a Holder would only include in income, in accordance with the Holder's usual method of tax accounting, the interest actually received on a Bond. Upon the sale, retirement or other taxable disposition of a Bond, the Holder would recognize capital gain or loss (which would be long-term capital gain or loss if the holding period for the Bond was more than one year as of the time of disposition) equal to the difference between the amount realized from the disposition of the Bond (excluding any amounts attributable to accrued, but unpaid interest, which would be taxable as such) and the Holder's adjusted tax basis for the Bond (generally, the Holder's purchase price therefor). In the case of certain non-corporate Holders, long-term capital gain generally would be taxed at a maximum rate of 28% if the holding period for the Bond was more than one year but not more than 18 months, and a maximum tax rate of 20% if the holding period for the Bond was more than 18 months, in each case as of the time of disposition of the Bond.

  A U.S Holder might also be treated as having (i) purchased a Bond for an amount equal to its fair market value on the Original Issue Date and (ii) effectively sold the Call Option to the Call Option Holder for an amount equal to the excess of such fair market value over the issue price of the Bonds (the "Premium"). This characterization of the Bonds would not cause a Holder to recognize additional net gain or loss upon the exercise of the Put Option or the Call Option, assuming that the Holder had not made an election to amortize premium at which debt obligations are purchased. However, this characterization of the Bonds would likely cause a Holder (i) to include the Premium in income, as short-term capital gain, if the Call Option is not exercised and the Holder gives an effective Hold Notice, and (ii) upon a disposition of the Bond prior to exercise of the Put Option or Call Option, to include as short-term capital gain, with a corresponding capital loss, an amount equal to the positive difference (if any) between the fair market value of the Call Option upon issuance of the Bonds and its value as of the time of the disposition. If the Holder had made an election to amortize premium at which debt obligations are purchased, the Holder might effectively be able to reduce interest included in income over the term of the Bonds by an amount not in excess of the Premium. Such "amortization" of the Premium would reduce the Holder's basis in the Bond, however, and the Holder would therefore recognize an offsetting capital gain equal to the amount of such amortization when the Holder disposed of the Bond pursuant to exercise of the Put Option or the Call Option or otherwise. Finally, under this characterization of the Bonds, gain recognized from the disposition of a Bond also could be treated as ordinary income under certain rules relating to "conversion transactions," or as short-term capital gain by operation of certain rules relating to "straddles."

  However, it is possible that the Bonds would be treated as maturing on the Final Maturity Date, rather than the Reset Date, with the result that the Bonds would be governed by Treasury regulations relating to contingent payment debt obligations. In that case, each Holder would be required (regardless of the Holder's usual method of tax accounting) to accrue annually interest on the Bonds, as "original issue discount," at the "comparable yield" (i.e., the yield at which the Company would issue a fixed rate debt instrument maturing on the Final Maturity Date, with terms and conditions otherwise similar to those of the Bonds), subject to the adjustments described below, determined in accordance with a projected payment schedule. In this case, the amount of original issue discount required to be accrued by Holders could be greater than the actual cash payments received on the Bonds in a taxable year. In addition, adjustments to income accruals would be required to be made to account for the differences between actual payments and projected payments. Further, a Holder would be required to treat gain from the disposition of a Bond (other than a Bond held pursuant to an effective Hold Notice) as ordinary income, and would be permitted to treat loss from the disposition of a Bond as ordinary loss, to the extent not in excess of previously accrued interest income from the Bond (with any remaining loss being treated as capital loss). Finally, upon a disposition of a Bond (other than pursuant to exercise of the Put Option or the Call Option), a Holder might be required to include as ordinary income, with a corresponding capital loss, an amount equal to the positive difference, if any, between the fair market value of the Call Option as of the time of the disposition and its value upon issuance of the Bonds.

  Treasury regulation section 1.1275-6 provides "integration" rules which, in general, permit a taxpayer to elect to treat a "qualifying debt instrument" and certain hedges with respect to the qualifying debt instrument as a "synthetic debt instrument" for federal income tax purposes if the combined cash flows of the qualifying debt instrument and the hedge are substantially equivalent to the cash flows on a fixed or variable rate debt instrument. If integration treatment were available with respect to a Bond and the Call Option, a Holder might be able to avoid the treatment described in the two preceding paragraphs. Integration treatment will generally only be available if the resulting synthetic debt instrument has the same term as the remaining term of the qualifying debt instrument. Holders should consult their own tax advisors concerning the possible application of these rules to a Bond and the Call Option and the tax consequences thereof, and satisfaction of the identification requirements for electing integration treatment (which requirements must be satisfied on or before the date on which the Holder acquires a Bond).

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Pricing Agreement (which incorporates by reference the terms of the Underwriting Agreement), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of the Bonds set forth opposite its name below:

                                                                    PRINCIPAL
                                                                      AMOUNT
                              UNDERWRITER                            OF BONDS
                              -----------                          ------------
      Goldman, Sachs & Co......................................... $ 66,700,000
      Citicorp Securities, Inc....................................   66,650,000
      J.P. Morgan Securities Inc..................................   66,650,000
                                                                   ------------
          Total................................................... $200,000,000
                                                                   ============

  Under the terms and conditions of the Pricing Agreement, the Underwriters are committed to take and pay for all of the Bonds, if any are taken.

  The Underwriters propose to offer the Bonds in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.150% of the principal amount of the Bonds. The Underwriters may allow, and such dealers may reallow, a concession not to exceed 0.125% of the principal amount of the Bonds to certain brokers and dealers. After the Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Bonds are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Bonds.

  From time to time, certain of the Underwriters or certain of their affiliates have provided various commercial or investment banking services and other services to the Company and its affiliates. In addition, Citicorp Securities, Inc. is an affiliate of both an administrative agent and a lender under, and J.P. Morgan Securities Inc. is an affiliate of a lender under, the Credit Agreement.

  Affiliates of the Underwriters will in aggregate receive more than 10% of the proceeds of this offering as a result of the repayment of borrowings under the Credit Agreement. Accordingly, this offering is being conducted in accordance with Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  In consideration of the Call Option it will receive with respect to the Bonds as described herein, the Call Option Holder will pay the Company 2.691% of the aggregate principal amount of the Bonds.

  In connection with the offering, the Underwriters may purchase and sell the Bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Bonds; and short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Bonds than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Bonds sold in the offering may be reclaimed by the Underwriters if such Bonds are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Bonds, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                             VALIDITY OF THE BONDS

  The validity of the Bonds will be passed upon for the Company by Paul W. Heldman, Esq., Senior Vice President, Secretary and General Counsel of the Company, and for the Underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Mr. Heldman may rely as to matters of New York law upon the opinion of Fried, Frank, Harris, Shriver & Jacobson, and Fried, Frank, Harris, Shriver & Jacobson may rely as to matters of Ohio law upon the opinion of Mr. Heldman. As of May 31, 1998, Mr. Heldman owned approximately 28,958 shares of the Company's Common Stock and had options to acquire an additional 228,750 shares. Fried, Frank, Harris, Shriver & Jacobson from time to time performs legal services for the Company.

                          FORWARD-LOOKING STATEMENTS

  The Prospectus and this Prospectus Supplement contain, or incorporate by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in the Prospectus and this Prospectus Supplement are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, and other factors discussed in the Company's filings under the Securities Act and the Exchange Act. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

PROSPECTUS

                                 $800,000,000

                                THE KROGER CO.

                                  SECURITIES

                               ----------------

  The Kroger Co., an Ohio corporation (the "Company"), may offer from time to time (i) its debt securities (the "Debt Securities"), which may be any of senior secured Debt Securities, senior unsecured Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities, in each case consisting of bonds, debentures, notes and/or other evidences of indebtedness,
(ii) shares of its common stock, $1 par value (the "Common Stock"), (iii) shares of its preferred stock, $100 par value (the "Preferred Stock"), in one or more series, which may be issued in the form of depositary shares (the "Depositary Shares"), evidenced by depositary receipts (the "Depositary Receipts"), and (iv) warrants to purchase Debt Securities, or shares of Common Stock or Preferred Stock (the "Warrants"), in each case, as will be designated by the Company at the time of the offering thereof. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to in this Prospectus as the "Securities" and will have an aggregate initial offering price of up to $800,000,000, or the equivalent thereof in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered separately or together (in any combination) and as separate series, in any case in amounts, at prices and on terms to be determined at the time of sale.

  The form in which the Securities are to be issued, their specific title or designation, authorized denominations, aggregate principal amount or aggregate initial offering price, maturity, if any, rate or rates (which may be fixed or variable) (or the manner of calculation thereof) and times of payment of interest or dividends, if any, redemption, repayment, conversion, exchange and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, additional covenants, if any, and other specific terms will be set forth in a Prospectus Supplement (including any related terms sheet) relating to such Securities (the "Prospectus Supplement"), together with the terms of offering of such Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States federal income tax considerations relating to the particular Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.

  The Common Stock is traded on the New York Stock Exchange under the symbol "KR." On April 15, 1998, the last reported sale price of the Common Stock, as reported on the New York Stock Exchange Composite Tape, was $45.375 per share.

  The Securities may be offered directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION NOR HAS  THE COMMISSION PASSED  UPON THE ACCURACY  OR
    ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO  THE CONTRARY IS A
     CRIMINAL OFFENSE.

                               ----------------

                The date of this Prospectus is April 29, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."
                               ----------------
                             AVAILABLE INFORMATION

  The Kroger Co. (together with its consolidated subsidiaries and affiliates, the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically.

  The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such references.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

  1. Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

  2. Reports on Form 8-K dated January 22, 1998, February 25, 1998, and April 15, 1998.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities will be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained in a document incorporated or deemed incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

  The Company will provide without charge to each person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202, Attention: Paul W. Heldman, (513) 762-4000.
                                  THE COMPANY

  The Company was founded in 1883, incorporated in 1902, and maintains its principal executive offices in Cincinnati, Ohio. The Company is the nation's largest supermarket operator measured by total sales for 1997. At December 27, 1997, the Company operated 1,392 supermarkets in 24 states and 697 convenience stores in 15 states. Additionally the Company had 119 franchised convenience stores in 4 states. The Company also operates food processing facilities which enable the Company's stores to offer quality, low-cost private label perishable and non-perishable products, and an efficient warehouse and distribution system which supplies products to its stores.

                                USE OF PROCEEDS

  The Company will apply the net proceeds from the sale of the Securities to repay amounts outstanding under its revolving credit facilities. From time to time, the Company expects to use borrowings under its revolving credit facilities to repurchase or redeem outstanding indebtedness of the Company, or for other general corporate purposes.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

  The following table presents the consolidated ratio of earnings to fixed charges for the Company. For purposes of determining the ratio of earnings to fixed charges, "earnings" includes earnings before tax expense, cumulative effect of change in accounting for income taxes and extraordinary loss, plus fixed charges (excluding capitalized interest) and "fixed charges" consists of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense which the Company believes to be representative of interest.

                            FISCAL YEARS ENDED
------------------------------------------------------------------------------------
DECEMBER 27,     DECEMBER 28,       DECEMBER 30,       DECEMBER 31,       JANUARY 1,
    1997             1996               1995               1994              1994
 (52 WEEKS)       (52 WEEKS)         (52 WEEKS)         (52 WEEKS)        (52 WEEKS)
------------     ------------       ------------       ------------       ----------
    2.5              2.2                2.0                1.8               1.5

                        DESCRIPTION OF DEBT SECURITIES

  Offered Debt Securities (as defined below) will constitute either senior or subordinated debt of the Company and will be issued, in the case of Offered Debt Securities that will be senior debt ("Senior Debt Securities"), under an Indenture (the "Senior Indenture"), between the Company and a trustee to be selected by the Company (the "Senior Trustee"), and, in the case of Offered Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under an Indenture (the "Subordinated Indenture"), between the Company and a trustee to be selected by the Company (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures", and the Senior Trustee and the Subordinated Trustee are hereinafter referred to as the "Trustee". The statements under this caption relating to the Debt Securities and the Indentures are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indentures and are qualified in their entirety by express reference to the Indentures and the cited provisions thereof, the forms of which are filed as exhibits to the Registration Statement. For purposes of this description of the Debt Securities the term "Company" refers only to The Kroger Co. and does not include The Kroger Co.'s consolidated subsidiaries.

  The particular terms of each issue of Debt Securities (the "Offered Debt Securities"), as well as any modifications or additions to the following general terms which may be applicable in the case of such Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered

Debt Securities. Accordingly, for a description of the terms of a particular issue of Offered Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the following description.

GENERAL

  The Debt Securities will represent general unsecured senior or subordinated obligations of the Company or, in the case of Offered Debt Securities that are secured Debt Securities, secured obligations of the Company. The Debt Securities may be issued in one or more series with the same or various maturities. Capitalized terms used herein shall have the meanings established in the Indenture unless otherwise defined herein.

  As of the date of this Prospectus, Debt Securities relating to this Prospectus may be issued from time to time up to an aggregate principal amount of $800,000,000 or the equivalent thereof. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the percentage of their principal amount at which such Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest and the date from which such interest may accrue; (v) the times and places at which principal and any such interest will be payable;
(vi) any redemption or sinking fund provisions; (vii) the currency of payment of principal of, premium, if any, and interest on the Offered Debt Securities;
(viii) any index or other basis used to determine the amount of payments of principal of and interest on the Offered Debt Securities; (ix) whether the Offered Debt Securities of any series will be represented by a single global note registered in the name of a depositary's nominee and, if so, the depositary for and the method of transferring beneficial interests in the global note; (x) whether the Offered Debt Securities will be issuable in registered form or bearer form or both and, if Offered Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Offered Debt Securities in bearer form; (xi) ranking as Subordinated Debt Securities, if applicable, and the terms of any such subordination; (xii) if the Offered Debt Securities are secured, the security therefor; and (xiii) any other terms relating to the Offered Debt Securities not inconsistent with the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Offered Debt Securities.

  Offered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Offered Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indentures. Offered Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  The indentures under which certain of the Company's outstanding indebtedness was issued restrict the Company's ability to redeem, defease or otherwise acquire the Debt Securities.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT AND NOTICE THEREOF

  The Indentures will define "Events of Default" with respect to any series of Debt Securities as being any one of the following events and such other events as may be established for a particular series of Debt Securities: (a) failure to pay interest on Debt Securities of such series for 30 days after it becomes due; (b) failure to pay principal (or premium or sinking fund payment, if any) on Debt Securities of such series when due at maturity, upon redemption, by declaration or otherwise; (c) failure to perform any other covenants for 60 days after notice (other than a covenant included in the Indentures solely for the benefit of Debt Securities of any series other than such Debt Securities); (d) a default under any indebtedness for borrowed money in excess of $30,000,000 constituting a failure to pay when due or resulting in such indebtedness becoming due prior to maturity; (e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of such series. (Section 501.) No Event of Default (except an Event of Default described in (c), (d) or (e) above) with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

  Each Indenture will provide that the Trustee shall, within 90 days after the occurrence of a default with respect to any series of Debt Securities or all Debt Securities, give to the holders of such series of Debt Securities or all Debt Securities, as the case may be, notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods); provided, that except in the case of default in the payment of principal (or premium or sinking fund payment, if any) or interest on any series of the Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. (Section 602.)

  The Company will be required to furnish to the Trustee annually after the first issue of the Debt Securities under the Indenture a statement of certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the performance and observance of the terms of the Indenture or, if they have knowledge that the Company is in default, specifying such default. (Section 1004.)

  If an Event of Default described in clause (a) or (b) above with respect to Debt Securities of any series at the time Outstanding or an Event of Default specified pursuant to clause (f) with respect to Debt Securities of a particular series occurs and is continuing, then in every such case, unless the principal of all such Debt Securities shall have become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may in writing to the Company declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series, to be due and payable five business days after the receipt by the Company and the Administrative Agents of such written notice. If an Event of Default described in clause (c), (d) or (e) above occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all the Debt Securities then Outstanding may in writing to the Company declare the principal amount (or, if any such Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities to be due and payable five business days after the receipt by the Company of such written notice; provided, that each of the two preceding provisions shall not restrict the availability of other rights or remedies that the Trustee or the Holders may have. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Outstanding Securities, as the case may be) has been made, but before the maturity thereof, the Holders of a majority in principal amount of Outstanding Securities of such series (or of all Outstanding Securities, as the case may be) may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof) with respect to Debt Securities of such series (or of all Outstanding Securities, as the case may be) have been cured or waived as provided in the Indenture. (Section 502.)

  Each Indenture also provides that the Holders of not less than a majority in principal amount of the Debt Securities of a series (or of all Outstanding Securities, as the case may be) may, subject to certain limitations, waive certain defaults. Subject to certain limitations, the Holders of not less than a majority of the principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513.) Each Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture and to use the degree of care and skill in their exercise that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 601.) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity. (Section 603.)

  Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

MODIFICATION OF THE INDENTURE

  Each Indenture will provide that with certain exceptions, the Indenture, the rights and obligations of the Company and the rights of the Holders of the Debt Securities may be modified by the Company and the Trustee with the consent of the Holders of not less than 50% in aggregate principal amount of all series of Debt Securities directly affected by such modification; but no such modification may be made, without the consent of each Holder of such Debt Securities affected thereby, which would (i) change the stated maturity of any Debt Security, or any installment of interest, if any, on any such Debt Security, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or reduce the rate of interest thereon, or reduce the principal amount payable on acceleration with respect to an Original Issue Discount Security, or change the place or currency of payment of principal or any premium or interest on any such Debt Security; (ii) reduce the above-stated percentage of Debt Securities, the consent of the Holders of which is required to modify or alter the Indenture; (iii) impair the right to institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any such Debt Security; (iv) modify the foregoing requirements except to increase the percentage of outstanding Debt Securities or to provide that certain other provisions cannot be modified or waived without the consent of the Holders of all outstanding Debt Securities; or (v) modify the provisions of the Subordinated Indenture with respect to the subordination of the Subordinated Debt Securities in a manner adverse to the Holders of such Debt Securities. (Section 902.) The Company may set a record date for any Act of the Holders with respect to consenting to any amendment (Section 104.)

THE TRUSTEES

  Each Indenture contains limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of the Company.

  As of the date hereof, the Company has not selected a Trustee for either the Senior Indenture or the Subordinated Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Prospectus Supplement will contain provisions regarding the ability of the Company to consolidate or merge with or into, or convey, transfer or lease its properties or assets to any Person.

CERTAIN DEFINITIONS

  "Indebtedness" means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every obligation of such Person issued or assumed as the deferred purchase price of property, every conditional sale obligation and every obligation under any title retention agreement, in each case if on terms permitting any portion of the purchase price to be paid beyond one year from the date of purchase (but excluding trade accounts payable arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith), (iv) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the stock or substantially all of the assets of another Person or a merger or consolidation to which such Person or an Affiliate of such Person was a party, (v) every obligation of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, and (vi) every obligation of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. "Indebtedness," however, does not include any obligation of any Person under any interest rate swap, cap, collar or similar arrangement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  If Subordinated Debt Securities are issued, a Prospectus Supplement relating thereto will describe the terms whereby such Subordinated Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of senior indebtedness of the Company, and such description will include a definition of what constitutes "senior indebtedness" of the Company.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 350,000,000 shares of Common Stock, par value $1 per share, and 5,000,000 shares of cumulative preferred stock, par value $100 per share. As of March 17, 1998, 255,664,563 shares of Common Stock were issued and outstanding. No shares of preferred stock are outstanding.

COMMON STOCK

  All of the outstanding shares of Common Stock are, and the shares of Common Stock issuable hereunder will be when issued, fully paid and nonassessable. Subject to the rights of the holders of any shares of preferred stock that may be issued in the future, the holders of Common Stock (i) are entitled to such dividends as the Board of Directors in its discretion may validly declare,
(ii) in the event of liquidation, will share ratably in the net assets of the Company, and (iii) are entitled to cast one vote per share except that they are entitled to cumulative votes for the election of directors. The Common Stock has no conversion rights, nor are there any preemptive, subscription, redemption or call provisions applicable to the Common Stock.

TRANSFER AGENT

  The Bank of New York is the transfer agent and registrar for the Company's Common Stock.

PREFERRED STOCK

 General

  The Company may issue, from time to time, shares of one or more series of Preferred Stock.

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in a Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Company's Amended Articles of Incorporation, as amended (the "Articles of Incorporation"), and each Certificate of Designation relating to a specific series of the Preferred Stock (each, a "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement at or prior to the time of issuance of such series of Preferred Stock.

  Pursuant to the Articles of Incorporation, the Company has the authority to issue 5,000,000 shares of voting cumulative Preferred Stock. As of the date of this Prospectus, 2,000,000 shares were available for issuance. Of these amounts, 50,000 shares have been designated Series A Preferred Shares, for issuance pursuant to Preferred Stock Purchase Rights issued under the Company's warrant dividend plan. The Board of Directors of the Company is authorized to issue shares of Preferred Stock, in one or more series, and to fix for each such series relative, participating, optional or other special rights and such qualifications, limitations or restrictions, as are permitted by the Ohio Revised Code.

  The Board of Directors of the Company is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement will set forth with respect to such series, the following: (i) the designation and number of shares of such series, (ii) the dividend rate of such series, (iii) the dates of payment of dividends on shares of such series and the dates from which they are cumulative, (iv) the redemption rights of the Company with respect to shares of such series and the price or prices at which shares of such series may be redeemed, (v) the amount or amounts payable to holders of shares of such series on any voluntary or involuntary liquidation, dissolution or winding up of the Company, which may be different for voluntary and involuntary liquidation, dissolution, or winding up, (vi) the amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application, (vii) whether or not the shares of such series will be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Company, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made, and (viii) whether or not the issue of any additional shares of such series or any future series in addition to such series or any other class of stock will be subject to any restrictions and, if so, the nature of such restrictions.

 Dividends

  Holders of shares of Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Company out of funds of the Company legally available therefor, cash dividends payable on such dates and at such rates, if any, per share as set forth in the applicable Prospectus Supplement.

  Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank equally to any other series of Preferred Stock. If at any time the Company has failed to pay accrued dividends on any senior series at the time dividends are payable on a junior series, the Company may not pay any dividend on such junior series of Preferred Stock or redeem or otherwise repurchase shares of such junior series of Preferred Stock until such accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by the Company. As of the date of this Prospectus, the Company's Articles of Incorporation provide that all shares of Preferred Stock will rank equally.

  Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) will be declared or paid or set aside for payment, nor will any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor will any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends) unless, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date have been paid or declared and set apart for payment; and provided, further, that any such junior or parity Preferred Stock of the Company or Common Stock of the Company may be converted into or exchanged for stock of the Company ranking junior to the series of Preferred Stock then senior to such junior or parity Preferred Stock as to dividends.

  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

 Convertibility

  No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

 Redemption and Sinking Fund

  No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

 Liquidation Rights

  Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding-up of the Company, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock of the Company ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding-up; or (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution, but, in either case, the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of the Company's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding-up have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding-up of the Company, funds available for such purpose are insufficient to pay in full the amounts payable with respect to any series of the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with such series of the Preferred Stock, the holders of such series of the Preferred Stock of the Company and such other parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale of securities will be considered a liquidation, dissolution or winding-up of the Company.

 Voting Rights

  Holders of Preferred Stock will be entitled to one vote per share held, unless otherwise set forth in the applicable Prospectus Supplement, or as otherwise from time to time required by law.

 Miscellaneous

  The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. There are no restrictions on repurchase or redemption of the Preferred Stock on account of any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures or other agreements entered into by the Company. The accompanying Prospectus Supplement will describe any material contractual restrictions on dividend payments. Such Prospectus Supplement also will describe any material United States federal income tax considerations applicable to the Preferred Stock.

 No Other Rights

  The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Articles of Incorporation or the applicable Certificate of Designation, or as otherwise required by law.

 Transfer Agent and Registrar

  The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

PREFERRED STOCK PURCHASE RIGHTS

  On February 28, 1986, the Company adopted a warrant dividend plan providing for stock purchase rights to owners of the Company's common stock. The Plan was amended and restated as of April 4, 1997. Each right, when exercisable, entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Preferred Shares, par value $100 per share, at $87.50 per one ten-thousandth of a share. The rights will become exercisable, and separately tradeable, ten days after a person or group acquires 10% or more of the Company's common stock or ten business days following a tender offer or exchange offer resulting in a person or group having beneficial ownership of 10% or more of the Company's common stock. In the event the rights become exercisable and thereafter the Company is acquired in a merger or other business combination, each right will entitle the holder to purchase common stock of the surviving corporation, for the exercise price, having a market value of twice the exercise price of the right. Under certain other circumstances, including certain acquisitions of the Company in a merger or other business combination transaction, or if 50% or more of the Company's assets or earning power are sold under certain circumstances, each right will entitle the holder to receive upon payment of the exercise price, shares of common stock of the acquiring company with a market value of two times the exercise price. At the Company's option, the rights, prior to becoming exercisable, are redeemable in their entirety at a price of $.01 per right. The rights are subject to adjustment and expire March 19, 2006. This summary description of the Plan is qualified in its entirety by the terms of the plan more particularly set forth in the Company's Form 8-A/A dated
April 4, 1997.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Company may, at its option, elect to offer fractional shares of the Preferred Stock of a series, rather than full shares of the Preferred Stock of such series. In the event such option is exercised, the Company will issue Depositary Receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, a depositary to be named in the applicable Prospectus Supplement (the "Preferred Stock Depositary") and the holders from time to time of Depositary Receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement to those persons purchasing Depositary Shares.

  The following description of the terms of the Depositary Shares sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in a Prospectus Supplement relating to such Depositary Shares. The forms of Deposit Agreement and Depositary Receipt will be filed with the Commission as exhibits to a document incorporated by reference in the Registration Statement prior to the date of any Prospectus Supplement relating to an offering of the Depositary Shares.

  Immediately following the issuance of fractional shares of a series of Preferred Stock by the Company, the Company will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

  Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  The following summary of certain provisions which will be included in the Deposit Agreement with respect to the Depositary Shares does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock represented by the Depositary Shares to the record holders of the Depositary Shares in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or other property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

  The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Preferred Stock Depositary on account of taxes or other governmental charges.

REDEMPTION OF DEPOSITARY SHARES

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be the fraction of the redemption price per share payable with respect to such series of the Preferred Stock equal to the fraction of a share of such Preferred Stock represented by a Depositary Share. If the Company redeems shares of a series of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and the Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock represented by Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

  Upon a holder's surrender of Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon such holder's payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares.

  Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holders evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder or upon such holder's order at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of a majority of the Depositary Shares then outstanding. Every holder of a Depositary Receipt at the time such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to be bound by the Deposit Agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Preferred Stock Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement will automatically terminate after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of any series of Preferred Stock represented by Depositary Shares and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Preferred Stock Depositary may resign at any time by delivering to the Company written notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  The Preferred Stock Depositary's corporate trust office will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue, together with other Securities or separately, warrants for the purchase of (i) Debt Securities (the "Debt Warrants"), (ii) Common Stock (the "Common Stock Warrants") or (iii) Preferred Stock (the "Preferred Stock Warrants" and, collectively with the Debt Warrants and the Common Stock Warrants, the "Warrants").

  The Warrants will be issued under Warrant Agreements (as defined below) to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to Warrants for which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each, a "Debt Securities Warrant Agreement," a "Common Stock Warrant Agreement" or a "Preferred Stock Warrant Agreement," as the case may be, or collectively, the "Warrant Agreements"), including the forms of certificates representing the Warrants (the "Debt Warrant Certificate(s)," the "Common Stock Warrant Certificate(s)" or the "Preferred Stock Warrant Certificate(s)," as the case may be, or collectively, the "Warrant Certificates"), reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of Warrant will be, in each case, filed with the Commission as an exhibit to a document incorporated by reference in the Registration Statement prior to the date of any Prospectus Supplement relating to an offering of such Warrant.

  The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in a Prospectus Supplement relating to such Warrants. The following summary of certain provisions of the Warrants, the Warrant Agreements and the Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

DEBT WARRANTS

 General

  Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants for which this Prospectus is being delivered, the Debt Securities Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificate(s) representing such Debt Warrants, including the following: (i) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (ii) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (iii) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (v) the date on which the right to exercise such Debt Warrants will commence and the date on which such right will expire; (vi) a discussion of the material United States federal income tax considerations applicable to the exercise of Debt Warrants; (vii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
(viii) call provisions of such Debt Warrants, if any; and (ix) any other terms of the Debt Warrants.

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

 Exercise of Debt Warrants

  Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

 General

  Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant

Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following:
(i) the procedures and conditions relating to the exercise of such Common Stock Warrants; (ii) the number of shares of Common Stock, if any, issued with such Common Stock Warrants; (iii) the date, if any, on and after which such Common Stock Warrants and any related shares of Common Stock will be separately transferable; (iv) the offering price of such Common Stock Warrants, if any; (v) the number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and the price or prices at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Common Stock Warrants will commence and the date on which such right will expire; (vii) a discussion of the material United States federal income tax considerations applicable to the exercise of Common Stock Warrants;
(viii) call provisions of such Common Stock Warrants, if any; and (ix) any other terms of the Common Stock Warrants.

  Common Stock Warrant Certificates will be exchangeable for new Common Stock Warrant Certificates of different denominations and Common Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Common Stock Warrants, holders of Common Stock Warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, including, without limitation, the right to any dividend payments on the Common Stock purchasable upon such exercise.

 Exercise of Common Stock Warrants

  Each Common Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Common Stock Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

PREFERRED STOCK WARRANTS

 General

  Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants for which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (i) the designation and terms of the shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (ii) the designation and terms of any related shares of Preferred Stock with respect to which such Preferred Stock Warrants are issued and the number of shares of such Preferred Stock, if any, issued with Preferred Stock Warrants; (iii) the date, if any, on and after which such Preferred Stock Warrants and any related shares of Preferred Stock will be separately transferable; (iv) the offering price of such Preferred Stock Warrants, if any; (v) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price or prices at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Preferred Stock Warrants will commence and the date on which such right will expire; (vii) a discussion of the material United States federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (viii) call provisions of such Preferred Stock Warrants, if any; and (ix) any other terms of the Preferred Stock Warrants.

  Preferred Stock Warrant Certificates will be exchangeable for new Preferred Stock Warrant Certificates of different denominations and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, including, without limitation, any right to any dividend payments on the Preferred Stock purchasable upon such exercise.

 Exercise of Preferred Stock Warrants

  Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Preferred Stock Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Preferred Stock Warrants will become void.

  Preferred Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

                             PLAN OF DISTRIBUTION

  The Company may offer and sell the Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities for which this Prospectus is delivered will be named in the applicable Prospectus Supplement. The applicable Prospectus Supplement for the Securities issued thereunder will also set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The applicable Prospectus Supplement will describe the method of distribution of the Securities.

  If underwriters are used in an offering of Securities, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company of certain expenses.

  If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement relating thereto.

  If an agent is used in an offering of Securities, the agent will be named, and the terms of the agency will be set forth, in the applicable Prospectus Supplement relating thereto. Unless otherwise indicated in such applicable Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

  Dealers and agents named in an applicable Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

  Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the applicable Prospectus Supplemental relating thereto.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities are also being sold to underwriters, the Securities must not be subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

  In addition, the Securities may be offered and sold by the holders thereof in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon any such sale of Securities, the respective holders thereof and any broker, dealer or underwriter participating therewith may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such shares, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Securities Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of such Securities may be less than or in excess of customary commissions.

  The anticipated date of delivery of Securities will be set forth in the applicable Prospectus Supplement relating to each offering.

  The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the securities.

                            VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for the Company by Paul
W. Heldman, Esq., Senior Vice President, Secretary and General Counsel of the Company. As of March 31, 1998, Mr. Heldman owned approximately 28,958 shares of the Company's Common Stock and had options to acquire an additional 208,750 shares.

                                    EXPERTS

  The consolidated financial statements of The Kroger Co. as of December 27, 1997 and December 28, 1996 and for the fiscal years ended December 27, 1997, December 28, 1996, and December 30, 1995, which appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P. independent accountants, given on the authority of that firm as experts in accounting and auditing.

  Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference upon such reports given upon the authority of such firms as experts in accounting and auditing.

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  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTA-
TION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPEC-TUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND IF GIVEN OR MADE, SUCH IN-FORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECU-RITIES DESCRIBED IN THE PROSPECTUS SUPPLEMENT OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Incorporation of Certain Documents by Reference............................  S-2
Use of Proceeds............................................................  S-2
Description of Bonds.......................................................  S-3
U.S. Federal Income Tax Consequences....................................... S-17
Underwriting............................................................... S-19
Validity of the Bonds...................................................... S-20
Forward-Looking Statements................................................. S-20

                                  PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Use of Proceeds............................................................    3
Consolidated Ratio of Earnings to Fixed Charges............................    3
Description of Debt Securities.............................................    3
Description of Capital Stock...............................................    7
Description of Depositary Shares...........................................   11
Description of Warrants....................................................   14
Plan of Distribution.......................................................   17
Validity of Debt Securities................................................   19
Experts....................................................................   19

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                                 $200,000,000

                                THE KROGER CO.

                           PUTTABLE RESET SECURITIES
                            PURSSM DUE JULY 1, 2010


                                 ------------

                                     LOGO

                                 ------------

                             GOLDMAN, SACHS & CO.

                           CITICORP SECURITIES, INC.

                               J.P. MORGAN & CO.

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